Exhibit 21.1

List of Subsidiaries

The following list includes all subsidiaries owned directly or indirectly by First Wind Holdings, LLC, a Delaware limited liability company.

Name of Subsidiary	Jursidiction of Incorporation or Organization	First Wind Holdings, LLC Ownership Interest
Antelope Run, LLC	Delaware	100%
Baseline Wind, LLC	Delaware	100%
Beaverdam Run, LLC	Delaware	100%
Beech Wind, LLC	Delaware	100%
Big Apple Holdings, LLC	Delaware	100%
Big Prairie, LLC	Delaware	100%
Blue Sky East, LLC	Delaware	100%
Blue Sky West, LLC	Delaware	100%
Buckhorn Wind, LLC	Delaware	100%
Canada Wind Partners, LLC	Delaware	100%
Canada Wind, LLC	Delaware	100%
Canandaigua Power Partners II, LLC	Delaware	100%
Canandaigua Power Partners, LLC	Delaware	100%
Cedar Hills Wind, LLC	Delaware	100%
Cerro Wind Power, LLC	Delaware	100%
Champlain Wind, LLC	Delaware	100%
Coyote Trail Wind, LLC	Delaware	100%
CSSW Cohocton Holdings, LLC	Delaware	100%
CSSW Holdings, LLC	Delaware	100%
CSSW Steel Winds Holdings, LLC	Delaware	100%
CSSW Stetson Holdings, LLC	Delaware	100%
CSSW, LLC	Delaware	100%
Dark Harbour Wind II, ULC	Novia Scotia	100%
Dark Harbour Wind, LLC	Delaware	100%
Dark Harbour Wind, ULC	Novia Scotia	100%
Deepwater Wind, LLC	Delaware	First Wind Holdings, LLC - Approximately 10.3%
Desert Sage Wind, LLC	Delaware	100%
Dwight Creek, LLC	Delaware	100%
Erie Wind, LLC	Delaware	100%
Evergreen Gen Lead, LLC	Delaware	100%
Evergreen Wind Power II, LLC	Delaware	100%
Evergreen Wind Power III, LLC	Delaware	100%
Evergreen Wind Power V, LLC	Delaware	100%
Evergreen Wind Power, LLC	Delaware	Maine Wind Partners, LLC - 53.63%
First Wind Acquisition II, LLC	Delaware	100%
First Wind Acquisition III, LLC	Delaware	100%
First Wind Acquisition IV, LLC	Delaware	100%
First Wind Acquisition V, LLC	Delaware	100%
First Wind Acquisition, LLC	Delaware	100%
First Wind California Holdings, LLC	Delaware	100%
First Wind Canada, ULC.	Novia Scotia	100%
First Wind Colorado Holdings, LLC	Delaware	100%
First Wind Connecticut Holdings, LLC	Delaware	100%
First Wind Construction, LLC	Delaware	100%
First Wind Energy Marketing, LLC	Delaware	100%
First Wind Energy, LLC	Delaware	First Wind Holdings, LLC - 99%
First Wind Holdings Inc.	Delaware	100%
First Wind Holdings, LLC	Delaware	100%
First Wind Kahuku Holdings, LLC	Delaware	100%
First Wind Maine Holdings, LLC	Delaware	100%
First Wind Mass Holdings, LLC	Delaware	100%
First Wind Merger, LLC	Delaware	100%
First Wind New Hampshire Holdings, LLC	Delaware	100%
First Wind New Mexico Holdings, LLC	Delaware	100%
First Wind New York Holdings, LLC	Delaware	100%

First Wind O&M Battery Services, LLC	Delaware	100%
First Wind O&M Facilities Management, LLC	Delaware	100%
First Wind O&M, LLC	Delaware	100%
First Wind Oregon Holdings, LLC	Delaware	100%
First Wind Penn Holdings, LLC	Delaware	100%
First Wind Prospects, LLC	Delaware	100%
First Wind Rollins Holdings, LLC	Delaware	100%
First Wind Steuben, LLC	Delaware	100%
First Wind Utah Holdings, LLC	Delaware	100%
First Wind Vermont Holdings, LLC	Delaware	100%
First Wind Vermont, LLC	Delaware	100%
First Wind Washington Holdings, LLC	Delaware	100%
First Wind West Virginia Holdings, LLC	Delaware	100%
First Wind Wyoming Holdings, LLC	Delaware	100%
Frontier Wind Express, LLC	Delaware	100%
Gallo Canyon Wind, LLC	Delaware	100%
Garvie Mountain Wind, LLC	Delaware	100%
Grand View Winds, LLC	Delaware	100%
GreenMountain Wind, LLC	Delaware	100%
Greyback Wind, LLC	Delaware	100%
Hawaii Holdings, LLC	Delaware	First Wind Holdings, LLC - 92%
Hawaii Wind Holdings, LLC	Delaware	100%
Hawaii Wind Partners II, LLC	Delaware	100%
Hawaii Wind Partners, LLC	Delaware	First Wind Holdings, LLC - 51%
Housatonic Wind, LLC	Delaware	100%
Ikaika Wind Power, LLC	Delaware	100%
Indigo Winds, LLC	Delaware	100%
Inland Wind, LLC	Delaware	100%
Kaheawa Wind Power II, LLC	Delaware	100%
Kaheawa Wind Power, LLC	Delaware	100%
Kahuku Holdings, LLC	Delaware	First Wind Kahuku Holdings, LLC - 92%
Kahuku Wind Power II, LLC	Delaware	100%
Kahuku Wind Power, LLC	Delaware	100%
Kauai Wind Power, LLC	Delaware	100%
Kawailoa Wind, LLC	Delaware	100%
Kennebec Wind, LLC	Delaware	100%
Kupa’a Wind Holdings, LLC	Delaware	100%
Latah Wind, LLC	Delaware	100%
Little Mountain, LLC	Delaware	100%
Lone Pine Wind, LLC	Delaware	100%
Longfellow Wind, LLC	Delaware	100%
Maine GenLead, LLC	Delaware	100%
Maine Wind Holdings, LLC	Delaware	100%
Maine Wind Partners II, LLC	Delaware	100%
Maine Wind Partners, LLC	Delaware	100%
Mars Hill Partners, LLC	Delaware	100%
Milford Gen Lead, LLC	Delaware	100%
Milford II Holdings, LLC	Delaware	100%
Milford II Utah Holdings, LLC	Delaware	100%
Milford NHC, LLC	Delaware	100%
Milford Wind Corridor Phase I, LLC	Delaware	100%
Milford Wind Corridor Phase II, LLC	Delaware	100%
Milford Wind Corridor Phase III, LLC	Delaware	100%
Milford Wind Corridor Phase IV, LLC	Delaware	100%
Milford Wind Corridor Phase V, LLC	Delaware	100%
Milford Wind Corridor, LLC	Delaware	First Wind Utah Holdings, LLC - 80%
Milford Wind Holdings, LLC	Delaware	100%
Milford Wind Partners, LLC	Delaware	Milford NHC, LLC - 100% Class A Shares, 0% Class B Shares
Mojave Winds, LLC	Delaware	100%
Mountain View Wind, LLC	Delaware	100%
MWCI Holdings, LLC	Delaware	100%

New Mexico Land Holdings, LLC	Delaware	100%
New Winds, LLC	Delaware	100%
New York Wind II, LLC	Delaware	100%
New York Wind III, LLC	Delaware	100%
New York Wind, LLC	Delaware	100%
Niagara Wind Power, LLC	Delaware	New York Wind II, LLC - 100%
North Country Wind, LLC	Delaware	100%
Oregon Wind II, LLC	Delaware	100%
Oregon Wind, LLC	Delaware	100%
Palouse Wind, LLC	Delaware	100%
Pioneer Valley Wind, LLC	Delaware	100%
Poplar Winds, LLC	Delaware	100%
Red Canyon Wind, LLC	Delaware	100%
Rollins Holdings, LLC	Delaware	100%
Saxton Wind, LLC	Delaware	100%
Sheffield Holdings, LLC	Delaware	100%
South Point Wind Power, LLC	Delaware	100%
Southern Tier Wind, LLC	Delaware	100%
Stetson Holdings, LLC	Delaware	100%
Stetson Wind II, LLC	Delaware	100%
Sugar Hill Wind, LLC	Delaware	100%
Tri-County Wind, LLC	Delaware	100%
Vaughan Wind, LLC	Delaware	100%
Vermont Red Clover Holdings, LLC	Delaware	100%
Vermont Wind, LLC	Delaware	100%
Wah Wah Wind Corridor, LLC	Delaware	100%
Wah Wah Wind Holdings, LLC	Delaware	100%
Windfarm Prattsburgh, LLC	Delaware	100%